 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
 _______________________

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☐	Soliciting Material Pursuant to §240.14a-12
HOLLYFRONTIER CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HollyFrontier Corporation
2828 North Harwood
Suite 1300
Dallas, Texas 75201

_______________________
Supplement to Proxy Statement
Dated March 22, 2018
For Annual Meeting of Stockholders
To Be Held May 9, 2018
This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of HollyFrontier Corporation (the “Company,” “we,” “our” or “us”) to be held on May 9, 2018.
On March 22, 2018, the Company commenced the mailing to its stockholders of a Notice of the 2018 Annual Meeting and proxy statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to our Board of Directors (the "Board") and a change to fix the number of directors of the Company at ten (10). Please read this Supplement in conjunction with the Notice and Proxy Statement.
Withdrawal of Nominee for Election as Director

On April 10, 2018, R. Kevin Hardage, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Board that he withdraws his name from nomination for re-election to the Board at the Annual Meeting. Mr. Hardage will continue to serve on the Board as a director through the certification of the results of the vote at the Annual Meeting. The Board has determined that it will not nominate a replacement director for election at the Annual Meeting. Therefore, the nomination of Mr. Hardage is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Hardage.
Board Determination to Fix the Number of Directors at Ten (10)

In light of Mr. Hardage’s withdrawal of his name as a nominee for re-election to the Board, as well as the Board's decision not to replace Mr. Hardage with a new nominee, the Board reduced the number of directors to ten (10) effective as of the certification of the results of the vote at the Annual Meeting.
Voting Matters

 Other than Mr. Hardage, the nominees for election to the Board named in the Notice and Proxy Statement will stand for election at the Annual Meeting. Notwithstanding Mr. Hardage’s withdrawal, the proxy card included in the Notice and Proxy Statement remains valid. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards and voting instructions already provided by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.
Shares represented by proxy cards or voting instructions returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the proxy card or voting instructions, except that votes will not be cast for Mr. Hardage because he is no longer standing for re-election. Any such votes cast for Mr. Hardage will be disregarded.
If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions, disregarding Mr. Hardage’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting.
Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Notice and Proxy Statement. The Notice and Proxy Statement are available at www.proxyvote.com and on the Company’s website at http://investor.hollyfrontier.com/financial-information/annual-reports. This Supplement is being made available online at the same location on or about April 11, 2018.